Exhibit 10.8

Certain confidential portions of this exhibit were omitted by means of marking such portions with brackets and asterisks because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed, or constituted personally identifiable information that is not material.

EXCLUSIVE ASSET PURCHASE AGREEMENT

This Exclusive Asset Purchase Agreement (this “Agreement”) is made and entered into on March 17, 2020 in Beijing, the People’s Republic of China (the “PRC” or “China”, which, for the purpose of this Agreement, excludes Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan of the PRC) by and between:

Party A: Yuanbao Kechuang (Beijing) Technology Co., Ltd.

Domicile: Rooms 116-10, 1/F within 101, 1-14/F, Building 2, No. 8 Beichen West Road, Chaoyang District, Beijing

Party B: Yuanbao Shuke (Beijing) Technology Co., Ltd.

Domicile: Rooms 208-03, 2/F within 101, 1-14/F, Building 2, No. 8 Beichen West Road, Chaoya District, Beijing

For the purpose of this Agreement, Party A and Party B are hereinafter individually referred to as a “Party” and collectively as the “Parties”.

NOW THEREFORE, the Parties hereby agree as follows through consultation:

1.	Transfer of Assets

1.1	Grant of Right

Party B hereby irrevocably grants Party A an irrevocable and exclusive right to purchase, or designate one or more Persons (each a “Designee”) to purchase, all the intellectual property rights and all the other assets owned by Party B now or hereafter (the “Assets”) from Party B at any time at the price described in Article 1.3 hereof according to the steps for exercise as determined by Party A at its own discretion to the extent permitted by the PRC laws (the “Assets Purchase Option”). Except for Party A and the Designee (s), no third Person shall be entitled to the Assets Purchase Option. The term “Person” as used herein refers to individuals, corporations, joint ventures, partnerships, enterprises, trusts or un-incorporated organizations.

1.2	Steps for Exercise

Party A’s exercise of the Assets Purchase Option shall be subject to the compliance with the provisions of the PRC laws and regulations. In exercising the Assets Purchase Option, Party A shall issue a written notice (the “Assets Purchase Notice”) to Party B, specifying (a) Party A’s decision to exercise the Assets Purchase Option; (b) the Assets to be purchased by Party A from Party B (the “Purchased Assets”); and (c) the date of purchase/transfer of the Assets.

1.3	Transfer Price of the Assets

Subject to applicable laws, the transfer price of the Purchased Assets shall be the lowest price as permitted by the PRC laws at the time when the Purchased Assets are transferred. The Parties agree that the transfer price of the Assets hereunder may be offset against relevant amounts payable by Party B to Party A.

1.4	Transfer of the Purchased Assets

With respect to each exercise of the Assets Purchase Option by Party A:

(1)

Party B shall, promptly upon request by Party A, convene a shareholders’ meeting or make shareholders’ decision to adopt a resolution/decision approving Party B’s transfer of the Assets to Party A and/or the Designee (s); and

(2)	Party B shall execute an Assets transfer contract (the “Assets Transfer Agreement”) with Party A or the Designee (s), if applicable, pursuant to this Agreement and the Assets Purchase Notice.

2.	Covenants of Party B

2.1

Party B shall not sell, transfer, mortgage, license or otherwise dispose of any of the Assets held by it at any time from the date hereof to the date of termination of this Agreement without the prior written consent of Party A;

2.2	Party B shall cause its shareholders/shareholders’ meeting not to approve any sale, transfer, mortgage, license or other disposal of any Assets held by it without the prior written consent of Party A;

2.3	Party B shall promptly notify Party A of the occurrence or possible occurrence of any litigation, arbitration or administrative proceedings relating to the Assets;

2.4	If requested by Party A, Party B shall cause its shareholders/shareholders’ meeting to vote for the transfer of the Purchased Assets as set forth herein;

2.5	Party B shall sign all documents, take all actions, file all suits, or defend against all claims, as necessary or appropriate to maintain its ownership to the Assets;

2.6	Party B shall unconditionally and immediately transfer the Assets to Party A or the Designee (s) at any time upon request by Party A from time to time; and

2.7

Party B shall strictly comply with the provisions of this Agreement and other contracts entered into by the Parties, duly perform the obligations hereunder and thereunder, and refrain from any act/omission that may affect the effectiveness and enforceability hereof and thereof.

3.	Representations and Warranties

3.1	Representations and Warranties of Party A

Party A hereby represents and warrants to Party B as of the date of this Agreement that:

(1)	Party A is a company duly registered and validly existing under the PRC laws;

(2)

Party A’s execution and performance of this Agreement is within its corporate capacity and scope of business; it has taken all necessary corporate actions to duly authorize and has obtained all consents and approvals from third parties and government authorities (if necessary) that are required for the execution and performance of this Agreement; and the execution and performance of this Agreement does not violate any restrictions under any laws or contracts that are binding or having an impact on Party A;

(3)	This Agreement, upon execution, constitutes the legal, valid and binding obligations of Party A enforceable against it.

3.2	Representations and Warranties of Party B

Party B hereby represents and warrants to Party A as of the date of this Agreement that:

(1)

Party B has complete and exclusive ownership of the Assets, the use of the Assets will not infringe upon the interests of any third party, and the Assets are not subject to any litigation or other dispute;

(2)

Party B’s execution and performance of this Agreement is within its corporate capacity and scope of business; it has taken all necessary corporate actions to duly authorize and has obtained all consents and approvals from third parties and government authorities that are required for the execution and performance of this Agreement; and the execution and performance of this Agreement does not violate any restrictions under any laws or contracts that are binding or having an impact on Party B;

(3)	This Agreement, upon execution, constitutes the legal, valid and binding obligations of Party B enforceable against it;

(4)

It has the power and capacity to execute and deliver this Agreement and any Assets Transfer Agreements to which it is a party concerning each transfer of the Purchased Assets under this Agreement and perform its obligations hereunder. This Agreement and the Assets Transfer Agreements to which it is a party will, upon execution, constitute its legal, valid and binding obligations enforceable against it pursuant to the provisions thereof;

(5)

The execution and delivery of this Agreement and the performance of its obligations hereunder will not: (i) cause any violation of any relevant PRC laws; (ii) conflict with its articles of association or other charter documents; (iii) cause any violation of or constitute any breach under any contract or document to which it is a party or by which it is bound; (iv) cause any violation of any condition precedent to the grant and/or continued effectiveness of any license or permit issued to it; or (v) cause the suspension or revocation of, or imposition of additional conditions to, any license or permit issued to it.

4.	Effective Date and Term

This Agreement shall become effective upon the date of execution of this Agreement and shall remain in force and effect for a term of twenty (20) years and may be renewed at Party A’s choice.

5.	Liability for Breach of Agreement

If Party B commits any material breach of any provision of this Agreement, Party A shall have right to terminate this Agreement and/or require Party B to compensate for its actual losses. This Section 5 shall not prejudice any other rights of Party A hereunder.

Unless otherwise required by the applicable laws, Party B shall in no event have any right to unilaterally terminate or rescind this Agreement.

6.	Governing Law and Resolution of Dispute

6.1	Governing Law

The conclusion, validity, interpretation and performance of this Agreement and resolution of disputes arising hereunder shall be governed by the PRC laws.

6.2	Resolution of Dispute

Any dispute arising from the interpretation and performance of this Agreement shall be resolved by the Parties through friendly consultation first. If the Parties fail to reach an agreement on the resolution of a dispute through consultation within thirty (30) days after a Party sends a notice to the other Party requesting for the resolution of such dispute through consultation, either Party may submit the dispute to the China International Economic and Trade Arbitration Commission for arbitration in accordance with its arbitration rules then in effect. The arbitration shall be conducted in Chinese in Beijing. The arbitral award shall be final and binding upon both Parties.

6.3

To the extent permitted by the PRC laws and as appropriate, the arbitral tribunal may award any remedies in accordance with the this Agreement and the applicable PRC laws, including interim or permanent remedies (such as injunctive relief for commercial activities or compulsory transfer of assets), specific performance of contractual obligations, remedies against the equity interests or assets of Party B (including, without limitation, property rights and land assets) and an award ordering the liquidation of Party B. After the effectiveness of the arbitral award, either Party shall have the right to apply to a court of competent jurisdiction for enforcement of such award. To the extent permitted by the PRC laws, either Party shall have the right to have recourse to a court of competent jurisdiction, pending the constitution of the arbitration tribunal or in other appropriate circumstances permitted by law, to seek interim injunctive or other interim relief in support of the arbitration, as a measure for preservation or enforcement of property. In this regard, the Parties agree that, subject to the applicable laws, the courts of Hong Kong, Cayman Islands, the PRC and the place where Party B’s major assets are located shall be deemed to have competent jurisdiction.

6.4

During the pending arbitration of any dispute arising from the construction and performance of this Agreement, except for the disputed matter, the Parties shall continue to exercise their respective rights and perform their respective obligations under this Agreement.

7.	Notice

7.1

All notices and other communications required or permitted to be given in accordance with this Agreement shall be personally delivered or sent by registered mail, postage prepaid, commercial courier service or facsimile to the addresses designated by the Parties. A confirmation of each notice shall also be sent by email. A notice shall be deemed to have been effectively given:

(1)	on the date of delivery or refusal at the mailing address specified for notice, if given by personal delivery, courier service or registered mail, postage prepaid;

(2)	on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission), if given by facsimile.

7.2	For the purpose of notices, the addresses of the Parties are as follows:

Party A: Yuanbao Kechuang (Beijing) Technology Co., Ltd.

Address: Rooms 116-10, 1st Floor of 101, 1/F to 14/F, Building 2, No. 8 Beichen West Road, Chaoyang District, Beijing

Attention: SUN Shuli

Phone: [***]

Party B: Yuanbao Shuke (Beijing) Technology Co., Ltd.

Address: Rooms 208-03, 2/F within 101, 1-14/F, Building 2, No. 8 Beichen West Road, Chaoyang District, Beijing

Attention: SUN Shuli

Phone: [***]

8.	Confidentiality Obligation

The Parties acknowledge and confirm that any oral or written information exchanged between the Parties in connection with this Agreement shall be treated as confidential information. Each Party shall keep all such information in confidence and shall not disclose any relevant information to any third party without the written consent from the other Party, except for the information that (a) is or will be in the public domain (other than as a result of disclosure by the receiving Party to the public); (b) is required to be disclosed pursuant to applicable laws or regulations; or (c) is required to be disclosed by either Party to its legal or financial advisors with respect to the transactions contemplated hereunder, provided that such legal or financial advisors shall be bound by the confidentiality obligations similar to those set forth in this Section. Any unauthorized disclosure of such confidential information by the staff members or agents engaged by a Party shall constitute the disclosure of such confidential information by such Party, who shall be held liable for breach of this Agreement. This Section shall survive the termination of this Agreement for any reason.

9.	Further Warranties

The Parties agree to sign documents and take further actions that are reasonably required for or are conducive to the implementation of the provisions and purposes of this Agreement as soon as practicable.

10.	Miscellaneous

10.1	Amendment, Revision and Supplement

Any amendment, revision and supplement to this Agreement shall require the execution of a written agreement by the Parties.

10.2	Compliance with Laws and Regulations

The Parties shall, and shall procure the Parties’ operation to, fully comply with all officially published and publicly available laws and regulations of China.

10.3	Entire Agreement

Except for the written amendments, supplements or revisions made after the execution of this Agreement, this Agreement shall constitute the entire agreement between the Parties with respect to the subject matter hereof, and shall supersede all prior oral and written consultations, representations and contracts with respect to the subject matter hereof.

10.4	Headings

The headings of this Agreement are inserted for convenience only and shall not be used to interpret, explain or otherwise affect the meanings of the provisions of this Agreement.

10.5	Language

This Agreement is written in the Chinese language in two (2) counterparts.

10.6	Severability

In the event that one or several provisions of this Agreement are held invalid, illegal or unenforceable in any aspect under any laws or regulations, the validity, legality or enforceability of the remainder of this Agreement shall not be affected or prejudiced in any respect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which shall come as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

10.7	Successors

This Agreement shall be binding upon and inure to the interest of the respective successors and permitted assigns of the Parties.

10.8	Survival

(a)	Any obligations that occur or are due as a result of this Agreement upon the expiration or early termination of this Agreement shall survive the expiration or early termination thereof.

(b)	The provisions of Sections 5, 6, 8 and this Section 10.8 shall survive the termination of this Agreement.

10.9	Waiver

Any Party may waive the terms and conditions of this Agreement, provided that such a waiver must be provided in writing and shall require the signatures of the Parties. No waiver by any Party in a circumstance with respect to a breach by the other Party shall operate as a waiver by such a Party with respect to any similar breach in other circumstances.

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IN WITNESS WHEREOF, the Parties have executed this Exclusive Assets Purchase Agreement as of the date first above written.

Party A: Yuanbao Kechuang (Beijing) Technology Co., Ltd.

(Seal)

By:	/s/ Sun Shuli
Name:	Sun Shuli
Title:	Legal Representative

Party B: Yuanbao Shuke (Beijing) Technology Co., Ltd.

(Seal)

By:	/s/ Sun Shuli
Name:	Sun Shuli
Title:	Legal Representative